UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2013

CONSOLIDATION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas,  Nevada 89102

(Address of Principal Executive Offices)   (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consolidation Services, Inc. (“Company”) and Gary Kucher (“Executive”) entered into an employment agreement on April 7, 2010, which was subsequently amended on July 1, 2010, May 10, 2011, May 23, 2012, June 29 2012 and June 30th 2012 (the "Agreement").  The Agreement was set to expire on July 1, 2013 (“Primary Term”)   Under the Agreement, Executive had served as CEO and President of the Company since 2011.  Effective January 11, 2013, Executive resigned as President of the Company, and Executive and the Company entered into a Fifth Amendment to the Agreement to extend the Primary Term until July 1, 2016.

ITEM 3.02. UNREGISTERED SALE OF EQUITIES SECURITIES

Pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933 and authorized by a unanimous written consent of the board of directors (“Board”) of the Company, dated January 11, 2013 (“Grant Date”), the Board granted 200,000 shares of the Company’s common stock to each member of the Board as compensation for serving as a member of the Board until the Company’s 2014 Annual Shareholder’s Meeting.  As of the Grant Date, shares of the Company’s common stock were quoted at, and had most recently traded for, the equivalent of $0.08 (post-split) per share.

ITEM 5.02(b). RESIGNATION FROM POSITION OF PRESIDENT

Pursuant to the Agreement, Executive resigned as President of the Company, effective January 11, 2013.  The Company intends to fill the role of President with an outside hire and retain Executive as Chief Executive Officer of the Company.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit Number	Description

10.01	Fifth Amendment to (Amended) Employment Agreement By and Between Consolidation Services, Inc. and Gary D. Kucher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2013	CONSOLIDATION SERVICES, INC

By:/s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer

3